UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 17, 2007


                             Avalon Oil & Gas, Inc.
                             ----------------------
               (Exact Name of registrant as specified in charter)


           Nevada                        1-12850                 84-1168832
           ------                        -------                 ----------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

             7808 Creekridge Circle, Suite 105 Minneapolis, MN 55439
             -------------------------------------------------------
                    (Address of principal executive offices)

                                 (952) 746-9652
                                 --------------
              (Registrant's telephone number, including area code)

          (Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

Item 7.01 Regulation FD Disclosure.

On October 17, 2007, Avalon Oil & Gas, Inc. ("Avalon") signed a non-binding letter of intent with Gran Tierra Energy Colombia, Ltd. ("Gran Tierra"), a Colombian Energy company, expressing Avalon's intent to acquire Gran Tierra's interest in the Mecaya Block and the Talora Block.

Avalon shall pay $1,500,000 in cash for Gran Tierra's interest in the Mecaya Block. Of this purchase price, five hundred thousand dollars ($500,000) will be paid on or before November 15, 2007, with one million dollars ($1,000,000), the remainder of the purchase price, to be paid on or before January 31, 2008.

Avalon shall assume responsibility for Gran Tierra's obligations in the Talora Block at an estimated 20% of an assumed four million dollar ($4,000,000) dry hole cost. Avalon paid twenty-five thousand dollars ($25,000) upon execution of the letter of intent, and will deposit four hundred seventy-five thousand dollars ($475,000) in escrow to cover the initial cash calls associated with the 20% working interest in the Talora Block.

The parties agreed to promptly commence negotiations of a Definitive Agreement in good faith in accordance with the provisions of the non-binding letter.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

     Exhibit No.       Description
     -----------       -----------

         99.1          Non-binding Letter of Intent dated October 17, 2007


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Avalon Oil & Gas, Inc.

Date:  November 1, 2007                    By: /s/ Kent Rodriguez
                                           --------------------------------
                                           Kent Rodriguez, President